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                                                                    EXHIBIT 10.8
                                                                  CONFORMED COPY


                    AGREEMENT REGARDING ADDITIONAL COVENANTS

         This Agreement Regarding Additional Covenants (this "AGREEMENT") is entered into as of January 30, 2002, among UnitedGlobalCom, Inc., a Delaware corporation formerly known as New UnitedGlobalCom, Inc. ("UNITED"), and Liberty Media Corporation, and Liberty Global, Inc. ("LIBERTY GLOBAL"), each of which is a Delaware corporation, and Liberty UCOMA, LLC, a Delaware limited liability company ("LIBERTY UCOMA").

                                   BACKGROUND

         Pursuant to the Amended and Restated Agreement and Plan of Restructuring and Merger, dated as of December 31, 2001 (the "MERGER AGREEMENT"), among United, Liberty, Liberty Media International, Inc., a Delaware corporation ("LMI"), Liberty Global, the Founders (as defined therein), UGC Holdings, Inc., a Delaware corporation formerly known as UnitedGlobalCom, Inc. ("OLD UNITED"), et al., Liberty and Liberty Global have acquired Beneficial Ownership of shares of Class C Common Stock, par value $.01 per share, of United. As required by the Merger Agreement, the parties hereto are entering into this Agreement.

                                    AGREEMENT

         Section 1. CERTAIN DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

         3-09 PERSON. As defined in Section 2(e).

         AFFILIATE. When used with reference to a specified Person, any Person who directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified, provided that (i) no officer or director of a Person, or any Affiliate of such officer or director, investing for his, her or its own account or otherwise acting in his, her or its individual capacity, and no director of a Person, or any Affiliate of such director, acting in his, her or its capacity as an officer, director, trustee, representative or agent of a Person that is not an Affiliate of the specified Person, and in each case not in concert with or at the direction or request of such specified Person, shall be deemed to be an Affiliate of such specified Person for purposes of this Agreement; (ii) no Liberty Party shall be deemed to be an Affiliate of United and none of United and its Controlled Affiliates shall be deemed to be an Affiliate of a Liberty Party and (iii) any Person in which United, directly or indirectly, Beneficially Owns 50% or more of the equity securities, without regard to voting power in the election of directors, shall (without limiting the generality of this definition) be deemed to be an Affiliate of United.

         BELMARKEN LOAN AGREEMENTS. As defined in the Merger Agreement.

         BELMARKEN NOTES. As defined in the Merger Agreement.

         BENEFICIAL OWNERSHIP AND DERIVATIVE TERMS. As defined in the Standstill Agreement.

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         BOARD. The Board of Directors of United.

         BUSINESS DAY. As defined in the Standstill Agreement.

         CHANGE OF CONTROL COVENANT. As defined in the Stockholders Agreement.

         CLASS C DIRECTOR. As defined in the United Charter.

         COMMISSION. As defined in Section 2(e).

         CONTRACT. Any note, bond, indenture, debenture, security agreement, trust agreement, Lien, mortgage, lease, contract, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument, understanding, commitment or obligation, oral or written.

         CONTROL AND DERIVATIVE TERMS. The possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

         CONTROLLED AFFILIATE. When used with reference to a specified Person, any Affiliate of such Person that such Person directly, or indirectly through one or more intermediaries, Controls; PROVIDED THAT, (a) none of United and its Controlled Affiliates shall be deemed to be a Controlled Affiliate of a Liberty Party and (b) any Person in which United, directly or indirectly, beneficially owns 50% or more of the equity securities, without regard to voting power in the election of directors, shall (without limiting the generality of this definition) be deemed to be a Controlled Affiliate of United.

         EQUITY SECURITIES. The common stock of United and any other securities hereafter issued by United that are entitled to vote generally in the election of directors.

         EXCHANGE ACT. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         GAAP. As defined in Section 2(e)

         GOVERNMENTAL AUTHORITY. As defined in the Stockholders Agreement.

         HSR ACT. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         LIBERTY. Liberty Media Corporation, a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets

         LIBERTY DIRECTOR. As defined in the Standstill Agreement.

         LIBERTY GLOBAL. As defined in the preamble.

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         LIBERTY PARTIES. Liberty, Liberty Global and Liberty UCOMA and
including any Permitted Transferee of a Liberty Party who hereafter becomes bound by or who is required to become bound by the Stockholders Agreement for so long as such Person is or is required to be so bound. LMI, Liberty Global, Liberty UCOMA and any such Permitted Transferee will each cease to be a Liberty Party at such time as such Person is no longer a Controlled Affiliate of Liberty.

         LIBERTY PERSON. As defined in Section 2(e).

         LIBERTY UCOMA. As defined in the preamble.

         LIEN. Any mortgage, pledge, lien, encumbrance, charge, or security interest.

         LMI. As defined under "Background" on the first page of this Agreement.

         MERGER AGREEMENT. As defined under "Background" on the first page of this Agreement.

         NON-COMPLYING PERSON. As defined in Section 2(e).

         OLD UNITED. As defined under "Background" on the first page of this Agreement.

         PERMITTED TRANSFEREE. Liberty and any Person Controlled by Liberty.

         PERSON. Person shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, or other entity, and shall include any successor (by merger or otherwise) of such entity.

         RESTRICTION. As defined in the Stockholders Agreement.

         SAS 543. As defined in Section 2(e).

         STANDSTILL AGREEMENT. That certain Standstill Agreement dated as of the date hereof among United and the Liberty Parties.

         STOCKHOLDERS AGREEMENT. The Stockholders Agreement dated as of the date hereof among United, the Liberty Parties, and certain other stockholders of United.

         SUBSIDIARY. As defined in the Standstill Agreement.

         TRANSACTION AGREEMENTS. As defined in the Stockholders Agreement.

         TRANSFER. As defined in the Stockholders Agreement.

         UNITED BYLAWS. The Bylaws of United, as such Bylaws may be amended from time to time in accordance with the United Charter, such Bylaws and this Agreement.


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         UNITED CHARTER. The Restated Certificate of Incorporation of United as
filed with the Secretary of State of the State of Delaware on December 31, 2001, as it may be amended from time to time.

         Section 2. ADDITIONAL COVENANTS.

         (a) Without limitation of any other applicable provision hereof or of any other Transaction Agreement, without the prior written consent of Liberty, United shall not, and shall not permit any of its Controlled Affiliates to,
(i)(A) enter into, or issue, assume or adopt, any Contract that would be or that purports to be binding upon Liberty or any of its Affiliates or any of their respective assets, or (B) enter into, or issue, assume or adopt any material Contract in respect of which any act or omission of Liberty or any of its Affiliates would result in a violation or breach thereof, or constitute (with or without due notice or lapse of time or both), or permit any Person to declare, a default or event of default thereunder, or give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments thereunder, or give rise to or accelerate any material obligation (including, without limitation, any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any material rights or benefits thereunder, or result in any Lien or Restriction on any of the material assets of, or otherwise have any material adverse effect on, United or any of its Affiliates or (ii) amend or modify any Contract described in clause (i) of this sentence; provided however, that this Section 2(a) shall not restrict United or any of its Controlled Affiliates from subjecting itself or any of its Controlled Affiliates to a Change of Control Covenant permitted under Section 3(b) of the Stockholders Agreement.

         (b) Without limitation of any other applicable provision hereof or of any other Transaction Agreement, United shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, effect any transaction or enter into any Contract of any kind whatsoever between or among United or any of its Subsidiaries, on the one hand, and Old United or any of its Controlled Affiliates, on the other hand, or agree or commit to do any of the foregoing, unless the proposed transaction or Contract has first been approved by the Board by the vote of not less than a majority of the members thereof, which affirmative vote shall include the affirmative vote of a majority of the Class C Directors or Liberty Directors, as the case may be, or by unanimous written consent.

         (c) Without limitation of any other applicable provision hereof or of any other Transaction Agreement, United shall not, and shall not permit any of its Controlled Affiliates to, directly or indirectly, in whole or in part, sell, assign, transfer, exchange, contribute, pledge, encumber, grant any option with respect to or otherwise dispose of (each, a "DISPOSITION") any of the Belmarken Notes or any interest therein, or any rights under or interest in the Belmarken Loan Agreements (including, without limitation, by Disposition of an interest in a Person that holds any of the foregoing), or agree to do any of the foregoing, unless the proposed Disposition has first been (i) reviewed by the Board, (ii) in the case of a proposed Disposition to any Affiliate of United (including, without limitation, Old United or any of its Affiliates), approved by the Board by the vote of not less than a majority of the members thereof, which affirmative vote shall include the affirmative vote of a majority of the Class C Directors or Liberty Directors, as the case may be, or by unanimous written consent, and (iii) in the case of any other proposed Disposition, approved by the Board.

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         (d) Without limitation of any other applicable provision hereof or any other Transaction Agreement, United shall not effect any amendment, alteration, restatement or repeal of Section 3.12 of the United Bylaws unless the proposed amendment, alteration, restatement or repeal has first been approved by the Board by the vote of not less than a majority of the members thereof, which affirmative vote shall include the affirmative vote of a majority of the Class C Directors or Liberty Directors, as the case may be, or by unanimous written consent.

         (e) Without limitation of any other applicable provision hereof or any other Transaction Agreement, United hereby agrees as follows:

                  (i) United shall provide to Liberty:

                  (A) within 45 days after the end of each fiscal year of United, a preliminary balance sheet, income statement and consolidated statement of stockholders equity (deficit) of United and its subsidiaries for such fiscal year;

                  (B) within 60 days after the end of each fiscal year of United, a final balance sheet, income statement and consolidated statement of stockholders equity (deficit) of United and its subsidiaries for such fiscal year;

                  (C) within 75 days after the end of each fiscal year of United, draft consolidated financial statements, including related footnotes, of United and its subsidiaries for such fiscal year and a "Management's Discussion and Analysis of Results of Operations and Financial Condition" (in such form as would be included in a Form 10-K filed under the Exchange Act);

                  (D) no later than the 3rd business day prior to the day on which United's Form 10-K shall be filed with the Securities and Exchange Commission (the "Commission") (but, in any event, no later than the 87th day following the end of each fiscal year of United), final audited consolidated financial statements, including related footnotes, of United and its subsidiaries for such fiscal year, which shall be provided to Liberty in paper form and electronic format for inclusion in Liberty's Form 10-K for the relevant fiscal year in the same form in which United shall file the same with its Form 10-K for the relevant fiscal year, and a "Management's Discussion and Analysis of Results of Operations and Financial Condition" (in such form as would be included in a Form 10-K filed under the Exchange Act);

                  (E) within 20 days after the end of each of the first three fiscal quarters of each fiscal year of United, a preliminary income statement of United and its subsidiaries for such fiscal quarter;

                  (F) within 35 days after the end of each of the first three fiscal quarters of each fiscal year of United, a final balance sheet, income statement and consolidated statement of stockholders equity (deficit) of United and its subsidiaries for such fiscal quarter;


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                  (G) within 40 days after the end of each of the first three fiscal quarters of each fiscal year of United, draft financial statements, including related footnotes, of United and its subsidiaries for such fiscal quarter, which shall include final numbers that have been reviewed in accordance with Statement of Auditing Standards No. 71 ("SAS 71") (however, it being expressly understood that such auditors will not be required to issue a SAS 71 review report in accordance with such review) by United's auditors, and a "Management's Discussion and Analysis of Results of Operations and Financial Condition" (in such form as would be included in a Form 10-Q filed under the Exchange Act); and

                  (H) within 25 days after the end of each month, (1) United's internal financial reporting package for the prior month, which shall report, at a minimum, revenue and earnings before interest, taxes, depreciation and amortization (including, without limitation, a budget-to-actual comparison) for United's major operating businesses, and (2) an operational statistics report, which shall include non-financial operating data for United's major operating businesses, such as video, telephony and data subscribers, total revenue generating units, homes passed, penetration and other operational statistics used by the management of United to review United's operating results, together with such management's comments regarding any significant financial and non-financial variances.

Each of the financial statements referred to clauses (A) through (G) of this
Section 2(e)(i) shall be prepared in accordance with generally accepted accounting principles in the United States, consistently applied ("GAAP"), and shall comply in all material respects with the published rules and regulations of the Commission that apply to the preparation of such interim financial statements (pursuant to Article 10 of Regulation S-X) and annual financial statements. In addition, United shall provide to Liberty copies of any certificates certifying compliance by United or any of its subsidiaries with its debt covenants under any indebtedness at the same time as such certificates are supplied to any creditor or bank or to any trustee for distribution to the holders of such indebtedness.

                  (ii) United shall use its best efforts to cause its auditors to cooperate in all reasonable respects with Liberty's auditors to enable them, as principal auditor, to perform and otherwise comply with applicable auditing procedures prescribed by Statement on Auditing Standards, Section 543, including, without limitation:

                           (A) confirming in writing, within 60 days after the end of each fiscal year of Liberty and within 40 days after the end of each of the first three fiscal quarters of each fiscal year of Liberty, the independence of United's auditors under the requirements of The American Institute of Certified Public Accountants and the Commission;

                           (B) meeting, with United's management present or, with the prior approval of United's management, without United's management present, during the first three fiscal quarters of each fiscal year of United, prior to the 5th day before a filing is due with the Commission for the immediately preceding fiscal quarter, with Liberty's auditors to discuss the review procedures followed by United's auditors and the results thereof;


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                           (C) meeting, after United's auditors have completed
         their SAS 71 review of United's third quarter results and preliminary audit testing and have developed their final year end audit plan (expected to be in early to mid December of each calendar year), with United's management present or, with the prior approval of United's management, without United's management present, with Liberty's auditors to review the audit plan and working papers, including the understanding of internal control, the assessment of control risk, any audit testwork supporting significant transactions and any accounting memoranda supporting the application of GAAP, of United's auditors (it being agreed that Liberty's auditors shall have the right to issue specific instructions to United's auditors as to the scope of their audit work, if deemed necessary in the sole discretion of Liberty's auditors);

                           (D) meeting, with United's management present or, with the prior approval of United's management, without United's management present, within 65 days after the end of each fiscal year of Liberty, with Liberty's auditors to discuss the audit procedures followed by United's auditors and the results thereof and to review the working papers of United's auditors, including the understanding of internal control, the assessment of control risk, any audit testwork supporting significant transactions and any accounting memoranda supporting the application of GAAP, including only those items set forth in this item (D) and in item (C) immediately above which were prepared or finalized subsequent to the completion by United's auditors of their SAS 71 interim review of United's third quarter results and completion by United's auditors of their preliminary audit testing; and

                           (E) making available for review by Liberty and its auditors, promptly upon the request of Liberty, the working papers of Old United for the years ended December 31, 2001 and December 31, 2000 to assist in the determination of the appropriate purchase accounting adjustments required to be recorded by Liberty to reflect its acquisition of shares of Old United and/or United, as applicable.

                  (iii) United shall cause its management personnel to (A) meet, within 70 days after the end of each fiscal year of Liberty, with Liberty's auditors to discuss the accounts of United and (B) cooperate with Liberty's auditors in any supplemental tests of such accounts (it being agreed that the determination of the extent of additional procedures, if any, to be applied shall rest solely with Liberty's auditors).

                  (iv) United shall use its best efforts to cause its auditors to provide to Liberty such auditors' written consent to the inclusion of or reliance on their report in any filing made by Liberty with the Commission requiring such consent not more than 24 hours after being provided with a final version of such filing, which efforts shall include, without limitation, the timely provision by United to its auditors of any letters of representations required by such auditors in connection with the delivery of their consent to Liberty and timely provision by Liberty to United and its auditors of preliminary versions of such filing.


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                  (v) United shall use its best efforts to (A) cause each of its
"significant subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X) and each of its affiliates (1) which is accounted for using the equity method of accounting and (2) with respect to which Liberty must provide financial disclosure pursuant to Rule 3-09 of Regulation S-X, in each case whether currently owned or hereafter acquired (each such significant subsidiary and affiliate, a "3-09 PERSON"), to provide to Liberty financial statements prepared in accordance with GAAP that meet the requirements of Regulation S-X for inclusion in any filing made by Liberty with the Commission requiring such financial statements prior to the 5th day before such filing shall be made (such filing date to be determined in the sole discretion of Liberty), and (B) cause the auditors of any such 3-09 Person to provide to Liberty such auditors' written consent to the inclusion of or reliance on their report in any such filing not more than 24 hours after being provided with a final version of such filing, which efforts shall include, without limitation, causing such 3-09
Person to provide to its auditors, on a timely basis, any letters of representations required by such auditors in connection with the delivery of their consent to Liberty and timely provision by Liberty to such other auditors of preliminary versions of such filing. The determination as to whether a Person qualifies as a 3-09 Person shall be made in the reasonable judgment of Liberty and its auditors.

                  (vi) United shall not effect any acquisition, merger, exchange or other transaction pursuant to which United would acquire a Person that would qualify as a 3-09 Person, unless such Person can provide to Liberty, within the time frames prescribed by Section 2(e)(v), financial statements prepared in accordance with GAAP that comply in all respects with Regulation S-X, including, without limitation, Rule 3-05 of Regulation S-X.

                  (vii) United shall, and shall use its best efforts to cause each 3-09 Person to, afford to the officers, employees, counsel, auditors and other authorized representatives of Liberty ("Liberty Persons") reasonable access during normal business hours, to its personnel, auditors, books and records and furnish promptly to such Liberty Persons such financial and operating data and other information concerning its business, properties, personnel and affairs as such Liberty Persons will from time to time reasonably request and instruct the officers, directors, employees, counsel and auditors of United and each 3-09 Person to discuss business operations, affairs and assets of United and each 3-09 Person and otherwise fully cooperate with each Liberty Person in its review of the business and financial affairs of United and each 3-09 Person, in each case to the extent reasonably necessary to enable Liberty to comply timely with its reporting obligations under the Exchange Act. In addition, if at any time Liberty and its auditors, in their reasonable judgment, determine that the financial statements of United or any 3-09 Person (any such Person, a "Non-Complying Person") were not prepared in accordance with GAAP, do not comply in all material respects with Regulation S-X or will not be provided to Liberty within the applicable time frame prescribed by this Section 2(e), United shall use its best efforts to cause each Non-Complying Person to (A) suspend the services of its current auditors and (B) afford to the Liberty Persons access to all books, records and working papers of such Non-Complying Person's current auditors necessary to enable a new auditor designated by Liberty to perform a full audit of such Non-Complying Person.

                  (viii) United shall inform Liberty of any material accounting or reporting issue arising during the course of United's fiscal year within a reasonable period of time following the


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time at which any officer, director, employee or auditor of United first becomes aware of such issue, if such issue could, in United's reasonable judgment, materially impact the consolidated financial statements of Liberty.

                  (ix) Liberty will bear all costs and expenses incurred (A) by the Liberty Persons in connection with the exercise of Liberty's rights pursuant to this Section 2(e) and (B) by any auditors designated by Liberty to perform a full audit of a Non-Complying Person pursuant to Section 2(e)(vii).

                  (x) At such time as any other Person to whom Liberty transfers its voting or economic interest in United (in compliance with all of Liberty's obligations under the Transaction Documents) becomes obligated to provide in such Person's filings with the Commission financial disclosure regarding United or is otherwise required to provide audited financial statements, such Person will be entitled to all of the rights of Liberty under this Section 2(e).

                  (xi) Liberty will, and will cause its auditors to, provide the representations required of a parent company and a parent company's auditors to the auditors of United, if so requested in accordance with the Statement of Auditing Standards promulgated by the American Institute of Certified Public Accountants.

         Section 3. REPRESENTATIONS AND WARRANTIES.

         Each of the Liberty Parties, severally and not jointly, on the one hand, and United, on the other, represent and warrant to each other as of the date of this Agreement as follows:

         (a) Such party has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and this Agreement constitutes such party's valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (b) Such party has obtained all authorizations, permits, approvals or consents of any Persons, as well as all authorizations, permits, approvals or consents of any Governmental Authorities, necessary to enter into and perform such party's obligations under this Agreement, except as would not, individually or in the aggregate, adversely affect such party's ability to perform its obligations under this Agreement.

         (c) This Agreement and the transactions it contemplates do not conflict with any applicable law or any agreement to which such party is a party or constitute a default under any such agreement, except as would not, individually or in the aggregate, adversely affect such party's ability to perform its obligations under this Agreement.

         Section 4. TERM AND TERMINATION. This Agreement shall terminate upon the termination of the Stockholders Agreement.


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         Section 5. REMEDIES. Each of the parties acknowledges and agrees that in the event of any breach of this Agreement, the nonbreaching party would be irreparably harmed and could not be made whole by monetary damages. Accordingly, the parties to this Agreement, in addition to any other remedy to which they may be entitled hereunder or at law or in equity, shall be entitled to compel specific performance of this Agreement.

         Section 6. NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing, shall be deemed to have been duly given when delivered personally or, sent by telecopy, or recognized service providing for guaranteed delivery, addressed as follows:

         (a) If to United, to:

                           UnitedGlobalCom, Inc.
                           4643 South Ulster Street
                           Suite 1300
                           Denver, Colorado  80237
                           Attention: President
                           Fax: (303) 770-4207

                  with copies to:

                           UnitedGlobalCom, Inc.
                           4643 South Ulster Street
                           Suite 1300
                           Denver, Colorado  80237
                           Attention: General Counsel
                           Fax: (303) 770-4207

                  and

                           Holme Roberts & Owen LLP
                           1700 Lincoln Street
                           Suite 4100
                           Denver, Colorado  80203
                           Attention: W. Dean Salter, Esq.
                           Fax: (303) 866-0200


         (b) If to the Liberty Parties, to:

                           Liberty Media Corporation
                           12300 Liberty Blvd.
                           Englewood, Colorado  80112
                           Attention: President
                           Fax: (720) 875-5382


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                  with copies to:

                           Liberty Media Corporation
                           12300 Liberty Blvd.
                           Englewood, Colorado 80112
                           Attention: Elizabeth M. Markowski, Esq.
                           Fax: (720) 875-5858

                  and

                           Baker Botts L.L.P.
                           599 Lexington Avenue
                           New York, New York  10022
                           Attention: Robert W. Murray Jr., Esq.
                           Fax: (212) 705-5125

or to such other person or address or addresses as Liberty or United shall specify by notice in accordance with this Section 6. Liberty shall be responsible for distributing any notices it receives to the Liberty Parties, as necessary. All notices, requests, demands, waivers and communications shall be deemed to have been given on the date of delivery or on the first Business Day after overnight delivery was guaranteed by a recognized delivery service, except that any change of address shall be effective only upon actual receipt. Written notice given by telecopy shall be deemed effective when confirmation is received by the sending party. Delivery shall be deemed to have been made to each Liberty Party on the date that delivery is made to Liberty at the address specified above (as it may be changed as provided herein).

         Section 7. ENTIRE AGREEMENT. This Agreement, together with the other Transaction Agreements and the Merger Agreement, contains all the terms and conditions agreed upon by the parties hereto with respect to the subject matter hereof, and no other agreements, oral or otherwise, regarding the subject matter hereof shall have any effect unless in writing and executed by the parties after the date of this Agreement.

         Section 8. APPLICABLE LAW, JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed by Colorado law without regard to conflicts of law rules. The parties hereby irrevocably submit to the jurisdiction of any Colorado State or United States Federal court sitting in Colorado, and only a State or Federal Court sitting in Colorado will have any jurisdiction over any action or proceeding arising out of or relating to this Agreement or any agreement contemplated hereby, and the undersigned hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in such State or Federal court. The undersigned further waive any objection to venue in such State and any objection to any action or proceeding in such State on the basis of a non-convenient forum. Each party hereby IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY in any proceeding brought with respect to this Agreement or the transactions contemplated hereby.

         Section 9. HEADINGS. The headings in this Agreement are for convenience only and are not to be considered in interpreting this Agreement.


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         Section 10. COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which will constitute a single agreement.

         Section 11. PARTIES IN INTEREST. Except as provided in Section 2(e) nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto, their Permitted Transferees, in the case of the Liberty Parties, and their permitted successors and assigns, any benefits, rights or remedies. Neither this Agreement nor the rights or obligations of any party may be assigned or delegated (other than, in the case of a Liberty Party, to a Permitted Transferee) by operation of law or otherwise without the prior written consent of Liberty and United. Notwithstanding the foregoing, any Person that succeeds to Liberty's rights and obligations under the Stockholders Agreement and the Standstill Agreement shall be entitled, as an express third party beneficiary, to all of the rights of Liberty hereunder to the same extent as if all references to Liberty herein referred to such Person.

         Section 12. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement in any application shall not affect the validity or enforceability of such provision in any other application or the validity or enforceability of any other provision.

         Section 13. WAIVERS AND AMENDMENTS. No waiver of any provision of this Agreement shall be deemed a further or continuing waiver of that provision or a waiver of any other provision of this Agreement. This Agreement may not be amended except in a writing signed by Liberty and United.

         Section 14. INTERPRETATION. As used herein, except as otherwise indicated herein or as the context may otherwise require, the words "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; the words "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular article, section or other subdivision hereof; any pronoun shall include the corresponding masculine, feminine and neuter forms; the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to any statute or regulation are to it as amended and supplemented from time to time, and to any corresponding provisions of successor statutes or regulations; references to "Article," "Section" or another subdivision are to an article, section or subdivision hereof; and all references to "the date hereof," "the date of this Agreement" or similar terms (but excluding references to the date of execution hereof) refer to the date first above written, notwithstanding that the parties may have executed this Agreement on a later date. Any reference herein to a "day" or number of "days" (without the explicit qualification of "Business") shall be deemed to refer to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next succeeding Business Day.

         Section 15. RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing


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that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.


                            [Signature Pages Follow]













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Executed as of the date first set forth above.

                                UNITEDGLOBALCOM, INC.,
                                a Delaware corporation


                                By: /s/ MICHAEL T. FRIES
                                   ---------------------------
                                   Michael T. Fries
                                   President


                                LIBERTY MEDIA CORPORATION,
                                a Delaware corporation

                                By: /s/ ELIZABETH M. MARKOWSKI
                                   ---------------------------
                                   Elizabeth M. Markowski
                                   Senior Vice President


                                LIBERTY GLOBAL, INC.,
                                a Delaware corporation

                                By: /s/ ELIZABETH M. MARKOWSKI
                                   ---------------------------
                                   Elizabeth M. Markowski
                                   Senior Vice President


                                LIBERTY UCOMA, LLC,
                                a Delaware limited liability company

                                By: /s/ ELIZABETH M. MARKOWSKI
                                   ---------------------------
                                   Elizabeth M. Markowski
                                   Senior Vice President